Exhibit 10.1

7/04

STANDARD FORM OF OFFICE LEASE The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 16th day of May in the year 2016, between 400 MADISON HOLDINGS, LLC a Delaware limited liability company, c/o Macklowe Management LLC, 126 East 56th Street, 28th Floor, New York, New York 10022, party of the first part, hereinafter referred to as OWNER, and REGENXBIO INC, a Delaware corporation, 400 Madison Avenue, New York, New York 10017, party of the second part, hereinafter referred to as TENANT,

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the eighth (8th) floor, designated by Owner as Suite 8F, substantially as shown on Exhibit A attached hereto (but excluding elements of the building which penetrate through the floor and janitor and electrical closets) (alternatively, the “demised premises” or the “Demised Premises”) in the building known as 400 Madison Avenue (alternatively, the “building” or the “Building”) in the Borough of Manhattan, City of New York, for the term of four (4) years.

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the

DAY SET FORTH IN SECTION 37(a)                                                          , and to end on the

DAY SET FORTH IN SECTION 37(a)

both dates inclusive, at the annual rental rate SET FORTH IN SECTION 37(b)

which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first                    monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:	2. Tenant shall use and occupy the demised premises for

GENERAL AND EXECUTIVE OFFICES ONLY, and for no other purpose.

Tenant Alterations:	3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense.

Maintenance and Repairs:	4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using contractors and subcontractors selected by Tenant and approved by Owner in writing, such approval not to be unreasonably withheld, conditioned or delayed; provided, that, all contractors shall comply with the provisions of Section 46(z) below. ~~using only the contractor for the trade or trades in question, selected from list of at least two contractor per trade summited by owner~~ Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by

Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof. Subject to the provisions of this lease, Owner agrees that, in connection with any access or activities by Owner pursuant to the provisions of this Article 4, Owner provide reasonable prior notice to Tenant of any such access (which may be made orally), except in an emergency, with Tenant having the opportunity to have a representative of Tenant present and Owner shall use commercially reasonable efforts to minimize interference with (i) the use by Tenant and its employees of the Demised Premises for the used permitted under this lease and (ii) ingress to and egress from the Demised Premises by Tenant, its employees and invitees; provided, however, that Owner shall not be obligated to perform work on an overtime or premium basis. Upon completion of any activities by Owner in the Demised Premises, Owner shall remove its tools and materials and debris from any affected areas and leave such areas broom clean and with any damage to the Demised Premises or Tenant’s property repaired, to the extent occasioned by Owner’s performance of any such activities.

Window Cleaning:	5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:	6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:	7. This lease is subject and subordinate to

all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:	8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents , contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:	10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent

Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:	11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:	12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:	13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees

     Rider to be added if necessary

of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligations hereunder. Subject to the provisions of this lease, Owner agrees that, in connection with any access or activities by Owner pursuant to the provisions of this Article 13, Owner provide reasonable prior notice to Tenant of any such access (which may be made orally), except in an emergency, with Tenant having the opportunity to have a representative of Tenant present and Owner shall use commercially reasonable efforts to minimize interference with (i) the use by Tenant and its employees of the Demised Premises for the used permitted under this lease and (ii) ingress to and egress from the Demised Premises by Tenant, its employees and invitees; provided, however, that Owner shall not be obligated to perform work on an overtime or premium basis. Upon completion of any activities by Owner in the Demised Premises, Owner shall remove its tools and materials and debris from any affected areas and leave such areas broom clean and with any damage to the Demised Premises or Tenant’s property repaired, to the extent occasioned by Owner’s performance of any such activities.

Vault, Vault Space, Area:	14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:	15. Tenant will not at any time use or occupy the

demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:	16. (a) Anything elsewhere in this lease to the

contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default:	17. (1) If Tenant defaults in fulfilling any of the

covenants of this lease other than the covenants for the payment of rent or additional rent; ~~or if the demised premises become vacant or deserted~~; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, ~~after five (5) days written notice~~, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; ~~or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease~~, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:	18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:	19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:	20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants. Subject to the provisions of this lease, Owner agrees that, in connection with any access or activities by Owner pursuant to the provisions of this Article 20, Owner provide reasonable prior notice to Tenant of any such access (which may be made orally), except in an emergency, with Tenant having the opportunity to have a representative of Tenant present and Owner shall use commercially reasonable efforts to minimize interference with (i) the use by Tenant and its employees of the Demised Premises for the used permitted under this lease and (ii) ingress to and egress from the Demised Premises by Tenant, its employees and invitees; provided, however, that Owner shall not be obligated to perform work on an overtime or premium basis. Upon completion of any activities by Owner in the Demised Premises, Owner shall remove its tools and materials and debris from any affected areas and leave such areas broom clean and with any damage to the Demised Premises or Tenant’s property repaired, to the extent occasioned by Owner’s performance of any such activities.

No Repre- sentations Owner:	21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is”, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:	22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:	23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:	24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demises premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:	25. The failure of Owner or Tenant to seek

redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner, or the tender by Tenant, of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner or Tenant, as the case may be, unless such waiver be in writing signed by Owner or Tenant, as the case may be, No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:	26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall,

and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:	27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:	28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

Services Provided by Owner:	29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner’s expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building; (e) if the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from * on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to ** pm., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, as defined under Owner’s contract with the applicable Operating Engineers contract, Owner will furnish the same at Tenant’s expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.

Captions:	30. The Captions are inserted only as a matter of

convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:	31. The term “office”, or “offices”, wherever used

in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

    Rider to be added if necessary.

*	APRIL 1ST THROUGH OCTOBER 31ST

**	8:00 p.m.

Adjacent Excavation- Shoring:	32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:	33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Rules and regulations shall not (i) conflict with Tenant’s use of the Demised Premises as general and executive offices, (ii) increase Tenant’s obligations under this lease other than to a de minimis extent, or (iii) decrease Tenant’s rights or Owner’s obligations under this lease other than to a de minimis extent. Owner agrees not to adopt or enforce any such rules and regulations in a discriminatory manner against Tenant vis-à-vis other office tenants of the Building. In the event of any conflict between any Rules and Regulations (including, without limitation, those attached to this pre-printed form) and the provisions of this lease, the provisions of this lease shall control.

Security:	34. Tenant has deposited with Owner the sum of $74,884.38 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-

    Rider to be added if necessary.

letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:	35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner,

shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns:	36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

SEE RIDER ATTACHED HERETO AND MADE A PART HEREOF CONTAINING ARTICLES 37 THROUGH 51.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Owner:	400 MADISON HOLDINGS, LLC

	By:	/s/ Brodie Ruland
Name: Brodie Ruland
Title: VP

Tenant:	REGENXBIO INC.

	By:	/s/ Kenneth Mills
Name: Kenneth Mills
Title: CEO

   IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO

AND MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on door and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

RIDER TO OFFICE LEASE

TABLE OF CONTENTS

Article		Page

37.	TERM; FIXED RENT	1
38.	TAXES	2
39.	ATTORNMENT AND NOTICE TO OWNER	3
40.	ASSIGNMENT AND SUBLETTING	5
41.	INSURANCE	10
42.	ELECTRIC ENERGY	12
43.	OWNER’S SERVICES	13
44.	LATE CHARGE	15
45.	BROKER	14
46.	MISCELLANEOUS PROVISIONS	14
47.	NOTICES	19
48.	HOLDOVER	20
49.	SECURITY DEPOSIT	21
50.	OWNER’S INITIAL WORK	22

Schedule A	-	Fixed Rent
Exhibit A	-	Floor Plan
Exhibit B	-	Cleaning Specifications
Exhibit C	-	Service Charge Rates
Exhibit D	-	Form of Letter of Credit
Exhibit E	-	Owner’s Initial Work
Exhibit E-1	-	Owner’s Initial Work Plan
Exhibit F	-	HVAC Specifications

-i-

RIDER TO LEASE DATED May 16, 2016 BETWEEN 400 MADISON HOLDINGS, LLC, AS OWNER (“OWNER’’), AND REGENXBIO INC., AS TENANT (“TENANT”).

37.     TERM: FIXED RENT.

(a)    (i)     The term of this lease shall commence on the earlier to occur of (1) the Substantial Completion Date (as hereinafter defined) and (2) the date on which Tenant, or anyone acting by, through or under Tenant shall take possession of all or any portion of the Demised Premises for any purpose whatsoever, other than for the purpose of performing Pre possession Activities pursuant to the provisions of Section 37(a)(ii) below (the earlier of such dates, the “Commencement Date”) and shall end at 11:59 p.m. on the day immediately preceding the fourth (4th) anniversary of the Rent Commencement Date (as hereinafter defined), provided that if the Commencement Date is not the first (1st) day of a calendar month, the term of this lease shall end on the last day of the calendar month in which the fourth (4th) anniversary of the Rent Commencement Date occurs (the “Expiration Date”), or on such earlier date upon which the term of this lease shall expire or be canceled or terminated pursuant to any of the terms, conditions or covenants of this lease or pursuant to law.

(ii)    Notwithstanding the provisions of Section 37(a)(i) above,

(A) Tenant may have access to the Demised Premises prior to the Substantial Completion Date for the sole purpose of inspecting the Demised Premises, checking on the progress of the Owner’s Initial Work (as hereinafter defined), taking measurements and installing cables and wiring for Tenant’s telephone, computer and data systems (but not the systems themselves, which Tenant may install after the Commencement Date) (collectively, “Pre-possession Activities”) and such access shall not be deemed to trigger the Commencement Date. Pre-possession Activities shall not include installation or storage of (and Tenant shall not install or store) any materials, equipment or furniture in the Demised Premises prior to the Commencement Date. Doing so shall trigger the Commencement Date and Owner shall have no responsibility or liability for the safekeeping of any such items.

(B)    In connection with all Pre-possession Activities (and as a condition to Owner’s permitting the same):

(1)     Tenant shall comply with all applicable provisions of this lease governing alterations prior to requesting access to the Demised Premises therefor and shall comply with all applicable Building-standard reasonable rules and regulations of Owner in connection with such activities (it being agreed that Owner’s consent shall not be required with respect to Tenant’s performance of Pre-possession Activities, but Tenant shall nevertheless provide Owner with a reasonably detailed description of the work being performed and the schedule therefor);

(2)     Tenant shall not interfere in any respect with the performance of Owner’s Initial Work, it being agreed that, subject to Section 37(a)(ii)(A) above, Owner and Tenant shall coordinate the conduct of the Pre-possession Activities so as to minimize such interference;

(3)     Any delay suffered by Owner in the performance of Owner’s Initial Work by reason of such Pre-possession Activities shall constitute a Tenant’s Delay (as defined in Section 50(c) below) for purposes of this lease;

(4)     Tenant shall make its initial request for access in connection with each Pre-possession Activity constituting a distinct activity (or project) upon not less than three (3) Business Days prior notice given by telephone and email to both Randall Meckel (212-755-3123; rmeckel@macklowe.com) and Kenneth Dillon (212-554-5813; kdillon@macklowe.com), except for the taking of measurements and performing inspections, which request shall be made on reasonable advance notice (which may be made orally); and

(5)    Owner shall have no obligation to provide for the protection or safekeeping of any materials or equipment left or installed in the Demised Premises in connection with any Pre-possession Activities and Owner shall have no liability for damage or theft thereof, except to the extent arising out of the negligence or willful misconduct of Owner or Owner’s members, partners, directors, officers, agents, employees, contractors, invitees or licensees.

(b)     The rental rate per period payable hereunder (sometimes referred to herein as the “rent”. “Rent”, or “Fixed Rent”) shall be as set forth in Schedule A annexed hereto and made a part hereof. Fixed Rent shall be payable in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the Rent Commencement Date and thereafter on the first day of each month during the term of this lease, at the office of Owner or at such other place in the continental United States (excluding Alaska) as Owner may designate in writing, without any offset, reduction, deduction, defense and/or counterclaim whatsoever; provided, however, that the first monthly installment of rent shall be paid concurrently with the execution and delivery of this lease and such payment shall be applied to the monthly installment of rent due on the Rent Commencement Date. For purposes of this lease, the term “Additional Charges” shall mean all charges, fees and other sums of money (other than Fixed Rent) as shall be due and payable from time to time by Tenant to Owner pursuant to this lease. Fixed Rent and periodic Additional Charges shall be prorated for any partial period on a per diem basis.

(c)     Notwithstanding anything to the contrary contained in this lease, Tenant shall be entitled to an abatement of the Fixed Rent payable for the period (the “Abatement Period”) from and including the Commencement Date to, but not including, the three (3) month anniversary of the Commencement Date (such 3-month anniversary, the “Rent Commencement Date”), provided, however, that during the Abatement Period, Tenant shall not be relieved of its obligation to pay the portion of Fixed Rent applicable to electricity charges pursuant to Article 42 below with respect to the Abatement Period, plus any Additional Charges with respect to the Abatement Period. Notwithstanding the foregoing, if this lease shall terminate (or Owner shall re-enter the Demised Premises) during the first two years of the term of this lease due to Tenant’s default hereunder, Tenant shall immediately repay to Owner the amounts abated during the Abatement Period.

(d)     Promptly after the occurrence of the Commencement Date, Owner and Tenant shall confirm the Commencement Date, the Rent Commencement Date, the First Rent Adjustment Date (as defined in Schedule A below) and the Expiration Date by executing an instrument reasonably satisfactory to Owner and Tenant; provided, that, the failure by Owner or Tenant to execute such an instrument shall not affect the determination of such dates pursuant to the provisions of this lease.

38.         TAXES.

(a)         The terms defined below shall for the purposes of this lease have the meanings herein specified:

(i)    “Taxes” shall mean all real estate taxes, sewer rents, water frontage charges and other assessments, special or otherwise, levied, assessed or imposed by the City of New York or any other taxing authority upon or with respect to the Building and the land thereunder (the “Land”) and all taxes assessed or imposed with respect to the rentals payable hereunder, other than general income, gross receipts and excess profits taxes (except that general income, gross receipts and excess profits taxes shall be included if covered by the provisions of the following sentence). Taxes shall also include any taxes, charges or assessments levied, assessed or imposed by any taxing authority in addition to or in lieu of the present method of real estate taxation, provided such additional or substitute taxes, charges and assessments are computed as if the Building were the sole property of Owner subject to said additional or substitute tax, charge or assessment. With respect to any Tax Year, all reasonable out-of-pocket expenses, including reasonable legal, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes, shall be considered as part of the Taxes for such Tax Year. Notwithstanding the foregoing, Taxes shall not include personal property taxes, franchise taxes, gift taxes, capital or stock taxes, succession or inheritance taxes or estate taxes. Tenant hereby waives any right to institute or join in tax certiorari proceedings or other similar proceedings contesting the amount or validity of any Taxes.

(ii)     “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease, or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(iii)     “Tax Statement” shall mean an instrument or instruments setting forth Tenant’s Tax Payment (as hereinafter defined). Each Tax Statement shall be accompanied by a copy of the tax bills (or other evidence of the Taxes) upon which Tenant’s Tax Payment has been calculated. Upon request of Tenant, the first Tax Statement delivered to Tenant, shall include the tax bills for the Tax Years included in the definition of Base Taxes (as hereinafter defined) or other evidence of the calculation of the Base Taxes.

(iv)     “Tenant’s Percentage” shall mean 2.113%.

(v)     “Base Taxes” shall mean the average of (1) the Taxes payable for the Tax Year commencing July 1, 2015 and ending June 30, 2016 and (2) the Taxes payable for the Tax Year commencing July 1, 2016 and ending June 30, 2017.

(b)     If the Taxes payable for any Tax Year shall exceed the Base Taxes, Tenant shall pay to Owner, as Additional Charges for such Tax Year, an amount (herein called the “Tax Payment”) equal to Tenant’s Percentage of the amount by which the Taxes payable by Owner for such Tax Year are greater than the Base Taxes.

(c)     The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Owner to the City of New York, except that Tenant shall pay each installment of the Tax Payment to Owner within thirty (30) days after Owner delivers the applicable Tax Statement to Tenant Owner’s failure to render a Tax Statement with respect to any Tax Year shall not prejudice Owner’s right thereafter to render a Tax Statement with respect to any such Tax Year nor shall the rendering of a Tax Statement prejudice Owner’s right thereafter to render a corrected Tax Statement for that Tax Year.

(d)     In the event Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant’s Tax Payment in respect of such Tax Year which reduction results in an overpayment by Tenant in respect of such Tax Payment, Owner shall set forth in the first Tax Statement thereafter submitted to Tenant the amount of such overpayment and, provided that Tenant is not then in default in the payment of Fixed Rent and Additional Charges and is not in default of any other provision of this lease beyond any applicable notice and cure period, Tenant shall receive a credit in the amount of such overpayment against the installment or installments of Tenant’s Tax Payment next falling due equal to Tenant’s Percentage of such refund, but in no event shall the credit exceed the amount of the Additional Charges paid by Tenant with respect to Taxes for said Tax Year, or if the term of this lease has ended, Owner shall refund such overpayment to Tenant within thirty (30) days after Owner receives the benefit of such tax reduction. If the Taxes comprising the Base Taxes are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be Taxes for the Base Taxes, and Owner shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Article 38, and Tenant shall pay the amount of the deficiency within thirty (30) days after written demand therefor accompanied by a calculation of the adjustment for each Tax Year affected.

(e)     The expiration or termination of this lease during any Tax Year for any part or all of which there is a Tax Payment or refund due under this Article 38 shall not affect the rights or obligations of the parties hereto respecting such Tax Payment or refund and any Tax Statement relating to such Tax Payment shall, on a pro-rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any such payment shall be (i) calculated based on a year of 365 days and paid based on the actual number of days elapsed and (ii) shall be payable within thirty (30) days after such Tax Statement is sent to Tenant.

39.     ATTORNMENT AND NOTICE TO OWNER.

Supplementing the provisions of Article 7 of this lease:

(a)     This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building and/or that portion of the Building of which the Demised Premises are a part, now or hereafter existing and to all mortgages and assignments of leases and rents (each such mortgage or assignment is hereinafter referred to as a “mortgage”) which may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the Demised Premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall, within ten (10) business days after written request from Owner, execute, acknowledge and deliver any instrument that Owner, the lessor under any such lease or the holder of any such mortgage or any of their respective successors-in-interest may reasonably request to evidence such subordination. Any lease to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

(b)     If any act or omission of Owner would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right until (i) it has given written notice of such act or omission to Owner and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant and (ii) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall be the period to which Owner would be entitled under this lease or otherwise, after similar notice, to effect such remedy plus sixty (60) days). Owner represents and warrants to Tenant that as of the date of this lease, (i) the holder of the only Superior Mortgage encumbering the Land and Building is JPMorgan Chase Bank, N.A., 10 S. Dearborn Street, Chicago, Illinois 60603 and (ii) there is no Superior Lease. The provisions of this Section 39(b) shall not apply to Tenant’s right to terminate this Lease pursuant to Article 9 (as supplemented by Section 46(cc)), provided that Tenant notifies Lender at least sixty days prior to the termination date that Tenant intends to exercise such right.

(c)     If any Superior Lessor or Superior Mortgagee, or any designee of any Superior Lessor or Superior Mortgagee, shall succeed to the rights of Owner under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Owner’s rights (herein called “Successor Owner”), Tenant shall attorn to and recognize such Successor Owner as Owner under this lease and shall promptly execute and deliver any instrument that such Successor Owner may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as a direct lease between the Successor Owner and Tenant upon all of the terms, conditions and covenants as are set forth in this lease, except that the Successor Owner shall not be:

(i)     liable for any previous act or omission of Owner (or its predecessors in interest);

(ii)     responsible for any moneys owing by Owner to the credit of Tenant;

(iii)     subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Owner (or its predecessors in interest);

(iv)     bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Owner (or its predecessors in interest);

(v)     bound by any covenant to undertake or complete any construction of the Demised Premises or any portion thereof;

(vi)     required to account for any security deposit other than any security deposit actually delivered to the Successor Owner;

(vii)     bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance, and restoration provided for under this lease to be performed after the date of attornment and which Owners of like properties ordinarily perform at the owner’s expense, it being expressly understood, however, that the Successor Owner shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Demised Premises;

(viii)     bound by any modification of this lease made without the written consent of the Superior Mortgagee or Superior Lessor, as the case may be; or

(ix)     required to remove any person occupying the Demised Premises or any part thereof.

(d)     If a Superior Mortgagee or prospective superior mortgagee shall request modifications to this lease, Tenant shall not unreasonably withhold, delay or defer Tenant’s consent thereto, provided that such modifications shall not increase Tenant’s monetary obligations hereunder or increase tenant’s non-monetary obligations hereunder by more than a de minimis amount or adversely affect the leasehold interest hereby created or impair Tenant’s rights hereunder, in any case by more than a de minimis amount. In no event shall a requirement that the consent of any such Superior Mortgagee or prospective superior mortgagee be given for any modification of this lease or for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created.

40.         ASSIGNMENT AND SUBLETTING.

(a)    (i)     Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (A) assign or otherwise transfer this lease or the term and estate hereby granted, or offer or advertise to do so, (B) sublet the Demised Premises or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, (C) mortgage, pledge, encumber or otherwise hypothecate this lease or the Demised Premises or any part thereof in a manner whatsoever or (D) permit the Demised Premises or part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant without in each instance obtaining the prior written consent of Owner, except as otherwise provided pursuant to the express provisions of this Article 40.

(ii)     Tenant expressly covenants and agrees that (A) if Tenant is a corporation, a transfer of more than fifty percent (50%) at any one time or, in the aggregate from time to time of the shares of any class of the issued and outstanding stock of Tenant, its successors or assigns, or the issuance of additional shares of any class of its stock to the extent of more than 50% of the number of shares of said class of stock issued and outstanding at the time that it became the tenant hereunder or (B) if Tenant is a partnership, limited liability company, unincorporated association or other entity, the sale or transfer of more than 50% of the partnership, membership, joint venture, unincorporated association interests or other form of beneficial interests of Tenant, its successors or assigns, shall constitute an assignment of this lease and, except as otherwise expressly provided in Section 40(b), unless in each instance the prior written consent of Owner has been obtained, shall constitute a default under this lease and shall entitle Owner to exercise all rights and remedies provided for herein in the case of default. Notwithstanding the foregoing provisions of this Section 40(a)(ii), transfers of stock in a corporation whose shares are traded in the “over-the-counter” market or any recognized national securities exchange shall not constitute an assignment for purposes of this lease, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this Article 40.

(b)     (i)     If Tenant is a corporation, limited liability company, partnership or similar entity, Owner’s consent shall not be required, with respect to sublettings to any corporation or similar entity or to any limited liability company, partnership or similar entity which is an Affiliate of Tenant, provided that (1) any such Affiliate is a reputable entity of good character, (2) a duplicate original instrument of sublease in form and substance reasonably satisfactory to Owner, duly executed by Tenant and such Affiliate, shall have been delivered to Owner within ten (10) days after the effective date of any such sublease and (3) such sublease is for a legitimate business purpose and not principally for the purpose of avoiding the restrictions on subleasing otherwise applicable under this Article 40. For purposes of this Article 40, the term “Affiliate” shall mean any entity which controls or is controlled by or under common control with tenant, and the term “control” shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all the voting stock, and in case of a joint venture, limited liability company, partnership or similar entity, ownership, directly or indirectly, of at least fifty (50%) percent of all the general or other partnership, membership (or similar) interests therein.

(ii)     If Tenant is a corporation, limited liability company, partnership or similar entity, Owner’s consent shall not be required with respect to an assignment of this lease to an Affiliate of Tenant, provided that (1) the assignee is a reputable entity of good character, (2) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Owner, duly executed by Tenant, shall have been delivered to Owner within ten (10) days after the effective date of any such assignment, (3) an instrument in form and substance reasonably satisfactory to Owner, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this lease on Tenant’s part to be performed and observed shall have been delivered to Owner not later than ten (10) days after the effective date of such assignment, (4) such assignment is for a legitimate business purpose and not principally for the purpose of avoiding the restrictions on assignment otherwise applicable under this Article 40 and (5) Tenant and such assignee have a combined net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to the effective date of such assignment.

(iii)     If Tenant is a corporation, limited liability company, partnership or similar entity, Owner’s consent shall not be required with respect to an assignment of this lease to a corporation, limited liability company, partnership or similar entity into or with which Tenant is merged or consolidated or transactions with a corporation, limited liability company, partnership or similar entity to which all or substantially all of Tenant’s assets are sold, provided that (1) the successor to Tenant is a reputable entity of good character, (2) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Owner, duly executed by Tenant and such Affiliate, shall have been delivered to Owner within ten (10) days after the effective date of any such assignment, (3) an instrument in form and substance reasonably satisfactory to Owner, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be bound by, all of the terms, covenants and conditions of this lease on Tenant’s part to be performed and observed shall have been delivered to Owner not more than ten (10) days after the effective date of such assignment, (4) such assignment is for a legitimate business purpose and not principally for the purpose of avoiding the restrictions on assignment otherwise applicable under this Article 40 and (5) such successor has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to the effective date of such assignment.

(c)     If this lease be assigned, whether or not in violation of the provisions of this lease, Owner may collect rent from the assignee. If the Demised Premises are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, and thereafter Tenant is in default under this lease beyond any applicable notice and cure period, Owner may thereafter collect rent payable to Tenant from the subtenant or occupant under its sublease or occupancy agreement. In either event, Owner shall apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 40(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this lease. The consent by Owner to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Owner to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 40. References in this lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

(d)     Any assignment or transfer, whether made with or without Owner’s consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Owner an agreement in form and substance reasonably satisfactory to Owner whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed (which shall be as of the effective date of such assignment, except for assignments made pursuant to the provisions of Section 40(b) above, which shall be as of and after the Commencement Date) and whereby the assignee shall agree that the provisions in Section 40(a) shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Owner from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the other obligations of this lease on the part of Tenant to be performed or observed.

(e)     The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Owner extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Owner to enforce any of the obligations of this lease.

(f)     The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Demised Premises, nor shall it be deemed to be the consent of Owner to any assignment or transfer of this lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

(g)     Notwithstanding anything to the contrary contained in this Article 40, if Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or any portion of the Demised Premises other than a transaction for which Owner’s consent is not required that is properly effectuated in accordance with the provisions of Section 40(b) above, Tenant shall give notice thereof to Owner, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least 30 days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent certified financial statements, if such financial statements are certified (or, if not, certified by the chief financial officer of the proposed assignee or subtenant as being true and correct). Such notice shall be deemed an offer from Tenant to Owner whereby Owner (or Owner’s designee) may, at its option, (A) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises) or (B) terminate this lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of less than all or substantially all of the Demised Premises). Said option may be exercised by Owner by notice to Tenant at any time within 45 days after such notice has been given by Tenant to Owner; and during such 45-day period Tenant shall not assign this lease or sublet the Demised Premises to any person or entity.

(h)     If Owner is entitled to the option to terminate this lease pursuant to the provisions of Section 40(g) above and Owner exercises its option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and Additional Charges shall be paid and apportioned to such date.

(i)     If Owner is entitled to the option to terminate this lease pursuant to the provisions of Section 40(g) above and Owner exercises its option to terminate this lease with respect to the space covered by Tenant’s proposed sublease in any case where Tenant desires to sublet part of the Demised Premises, then (i) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (ii) from and after such date the Fixed Rent and Additional Charges shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (iii) Tenant shall pay to Owner, upon demand, as Additional Charges hereunder the reasonable out-of-pocket costs incurred by Owner (without markup, fee, profit or overhead to Owner) in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation.

(j)     In the event Tenant shall have complied with the provisions of Section 40(g) and Owner does not exercise its options pursuant to Section 40(g) to terminate this lease in whole or in part, and provided that Tenant is not in default of any of Tenant’s obligations under this lease beyond the expiration of any applicable notice and/or cure period, either at the time Owner’s consent to such assignment or sublease is requested or at the commencement of the term of any proposed sublease or on the effective date of any such assignment, Owner’s consent (which must be in writing and in form satisfactory to Owner) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(i)     In Owner’s reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises will be used in a manner which is limited to the use expressly permitted under Article 2;

(ii)     The proposed assignee or subtenant is a reputable person of good character whose tenancy shall comport with the first class character of the Building;

(iii)     Neither (A) the proposed assignee or subtenant nor (B) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is (x) then an occupant of any part of the Building or (y) a person with whom Owner is then (or within the immediately preceding 6-month period was) negotiating to lease space in the Building;

(iv)     The form of the proposed sublease shall be in form reasonably satisfactory to Owner and shall comply with the applicable provisions of this Article 40 (including, without limitation Section 40(1) below);

(v)     There shall not be more than one (1) occupant of the Demised Premises at any time (i.e., either Tenant or Tenant’s subtenant);

(vi)     Tenant shall, concurrently with the delivery of Owner’s consent, pay Owner the reimbursement amounts due pursuant to the provisions of Section 40(p) below;

(vii)     No advertisement for a proposed assignment or sublease shall have stated the proposed rental, and Tenant shall not have listed the Demised Premises (or any portion thereof) for assignment or subletting, whether through a broker, agent, representative, any computerized or electronic listing system or service (including, without limitation “Co-Star” or “Re-locate”) or otherwise, at a rental rate less than the fixed rent and additional charges at which Owner is then offering to lease other space in the Building. Nothing contained in this subclause (vii) shall be construed to prohibit Tenant from actually entering into a sublease at a rental less than the amount described in the preceding sentence or from listing the Demised Premises (or any portion thereof) for assignment or subletting in compliance with the foregoing restrictions.

(k)     In the event that (i) Owner fails to exercise any of its options under Section 40(g), and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Owner consented within 45 days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 40(g) before assigning this lease or subletting all or part of the Demised Premises.

(l)     With respect to each and every sublease or subletting authorized by Owner or permitted without Owner’s consent under the provisions of this lease, it is further agreed:

(i)     No subletting shall be for a term ending later than one day prior to the expiration date of this lease.

(ii)     Except for an assignment or sublease for which Owner’s consent is not required that is properly effectuated pursuant to the provisions of Section 40(b) above, no sublease shall be valid, and no subtenant shall take possession of the Demised Premises until an executed counterpart of such sublease has been delivered to Owner; provided, however, the foregoing shall not affect Tenant’s obligations and the conditions Tenant must satisfy with respect to an assignment or sublease effectuated pursuant to the provisions of Section 40(b) above.

(iii)     Each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Owner under this lease Owner may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Owner’s option, attorn to Owner pursuant to the then executory provisions of such sublease, except that Owner shall not (A) be liable for any previous act or omission of Tenant under such sublease, (B) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (C) be bound by any previous modification of such sublease not previously consented to Owner in writing (which consent shall not be unreasonably withheld), or by any previous prepayment of more than one month’s rent.

(iv)     Each sublease shall (A) provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Owner’s consent, which consent shall not be unreasonably withheld or delayed, but such right to sublet or assign shall be subject to all other provisions of this Article 40, including, without limitation, Owner’s rights under Section 40(g) and (B) set forth the terms and provisions of Section 40(b), with the subtenant being subject to the restrictions in Section 40(b) applicable to Tenant.

(m)     Except for an assignment or sublease for which Owner’s consent is not required that is properly effectuated pursuant to the provisions of Section 40(b) above, if the Owner shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Owner, as Additional Charges, an amount equal to fifty percent (50%) of the Assignment Profit (hereinafter defined) or Sublease Profit (hereinafter defined), as the case may be.

(i)     The term “Assignment Profit” as used herein shall mean an amount equal to the excess of (x) all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, including, without limitation, any sums paid for Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property over (y) the Transaction Costs (as hereinafter defined).

(ii)     The term “Sublease Profit” as used herein shall mean an amount equal to the excess of (x) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including, without limitation, any fee, penalty or charge paid by the subtenant for the right to cancel the sublease) which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including, without limitation, any sums paid for the value of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property over (y) the Transaction Costs.

(iii)     The term “Transaction Costs” shall mean, with respect to any assignment or subletting, the following costs incurred by Tenant: the cost of work performed to prepare the Demised Premises for the assignee or subtenant, the sum of customary brokerage commissions incurred in connection with the assignment or sublease, and reasonable attorneys’ fees incurred in connection with the preparation and negotiation of the assignment or sublease (but not including attorneys’ fees incurred in connection with obtaining Owner’s consent to the assignment or sublease). In calculating Assignment Profit or Sublease Profit, all Transaction Costs shall be amortized on a straight-line basis over the term of the sublease (or over the balance of the term of this lease in the case of an assignment). Tenant acknowledges and agrees that if Tenant does not deliver to Owner a complete list of the Transaction Costs (and reasonable supporting documentation) within sixty (60) days after Owner shall have consented to the assignment or sublease in question, time being of the essence, then for purposes of this Section 40(m), Tenant will be conclusively deemed to have incurred no such Transaction Costs, other than those Transaction Costs that had previously been provided to Owner pursuant to this Section 40(m).

(n)     The sums payable under Section 40(m) above shall be paid to Owner as and when paid by the assignee or the subtenant, as the case may be, to Tenant. Tenant shall use all reasonable efforts to collect (1) in the case of an assignment, all sums and other consideration payable to it by the assignee for or by reason of such assignment and (2) in the case of a sublease, all rents, additional charges and other consideration payable to it under the sublease and, in every case, Tenant shall, from time to time upon written demand by Owner, provide Owner with an accounting of all such sums payable to it by any such assignee and/or subtenant.

(o)     Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any subletting and/or acceptance of rent or additional charges by Owner from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 40. If Owner shall decline to give its consent to any proposed assignment or sublease, or if Owner shall exercise any of its options under Section 40(g), Tenant shall indemnify, defend and hold harmless Owner against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Owner by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

(p)     Excluding any transaction for which Owner’s consent is not required that is properly effectuated in accordance with the provisions of Section 40(b) above, Tenant shall reimburse Owner either concurrently with the delivery of Owner’s consent or, if Owner shall deny consent, then within thirty (30) days after written demand, for the actual reasonable out-of-pocket costs that may be incurred by Owner in connection with the assignment or sublease, including, without limitation, the reasonable out-of-pocket costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable out-of-pocket legal costs incurred in connection with Tenant’s request for consent to such assignment or sublease.

41.     INSURANCE. Supplementing the provisions of Article 8 of this lease:

(a)     Tenant shall at its own cost and expense at all times during the term of this lease maintain in force and effect, the following insurance, in blanket form or otherwise, with reputable and independent insurers admitted and licensed to do business in New York in amounts set forth below:

(i)     All-risk property insurance (including fire insurance) on leasehold improvements and on all personal property in the Demised Premises or used in connection therewith including, without limitation, Tenant’s improvements, decorations, fixtures, furniture, stock and other contents) in an amount not less than the replacement cost thereof and time element coverage including extra expense to cover Tenant’s loss sustained by reason of a peril covered under the policy;

(ii)     Business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings, for a period of twelve (12) months, attributable to all perils and casualties commonly insured against by prudent tenants or attributable to prevention of access to the Demised Premises or the Building as a result of such perils;

(iii)     Commercial General liability insurance, including Products Liability insurance, at a $1,000,000 per occurrence, combined single limit, bodily injury and property damage, subject to a commercially reasonable deductible, including all standard Broad Form Commercial General Liability coverages. The Fire Legal Liability limit in the Broad Form endorsement shall be written in an amount not less than $250,000.00;

(iv)     Umbrella Liability insurance at a $3,000,000 limit per occurrence and a $3,000,000 limit for general and specific aggregates subject to a $10,000 Self Insured Retention, providing excess coverage over all coverages included in the Commercial General Liability policy and Broad Form Commercial Liability endorsement noted in clause (iii) above. Said umbrella policies shall be included as underlying and the provisions of such policies shall apply in the same manner as the primary policies with no additional exclusions or limitations above those contained in the general liability policy; and

(v)     Statutory workers compensation insurance covering Tenant’s employees with employer’s liability limits of not less than $500,000.00 or statutory limit, whichever is greater.

(b)     All insurance policies shall name Owner, its managing agent and their respective officers, partners, shareholders, directors, agents, employees and any owned, controlled, affiliated subsidiary company or corporation now existing or hereinafter constituted, as their interest may appear as an insured and, except for business interruption policies, shall also name any mortgagee or lessor of the Building as an additional insured, and shall be fully paid for by Tenant when obtained, and certificates therefor shall be submitted to Owner prior to the earlier to occur of (i) the Commencement Date or (ii) the date Tenant first enters upon the Demised Premises for performance of any Pre-possession Activities. Renewal policies shall be procured and certificates of such policies shall be submitted to Owner prior to the expiration of the existing policies. All insurance policies shall be issued by companies licensed to do business in New York State, with an A.M. Best rating of not less than A-:X.

(c)    Owner and Tenant shall require that all contractors and subcontractors brought onto the Property have insurance coverage, at the contractor’s or subcontractor’s expense, in the following minimum amounts:

1.	Worker’s Compensation - Statutory Amount in the State of New York;

2.	Employer’s Liability - $500,000 or such other higher limits imposed in accordance with the requirement, if any, of the laws of the State of New York;

3.

Commercial General Liability - Unless otherwise approved in writing by Owner, $1,000,000 per occurrence, $2,000,000 general aggregate (per location) with Products/Completed Operations coverage (with evidence of Products/Completed Operations Coverage shown for a minimum of two years following completion of the work described in the contract);

4.	Business Auto Liability including hired and non-owned auto coverage $1,000,000 combined single limit; and

5.	Umbrella/Excess - $4,000,000.

This insurance will be primary and noncontributory with respect to the insurance described above. Tenant shall ensure that Owner and Tenant are named as additional insureds on the contractor’s and subcontractor’s Commercial General Liability (CG 2010 ed. 1085 or CG 2010 AND CG2037) and Business Auto Liability insurance. The contractor’s and each subcontractor’s respective insurance carriers shall waive all rights of subrogation against Owner and Tenant with respect to losses payable under such policies. Tenant shall obtain and keep on file a Certificate of Insurance which shows that the contractor and each subcontractor is so insured. Tenant must obtain Owner’s permission to waive any of the above requirements. Higher amounts may be required by Owner if the work to be performed is hazardous.

(d)     Supplementing the foregoing provisions of this Article 41, Tenant agrees, at Tenant’s sole cost and expense, to procure and maintain any other insurance, in such amounts and to include such provisions in its policies of insurance, which Owner may reasonably require from time to time, provided Owner is then requiring such other insurance of all other similarly situated tenants of the Building and Owner reasonably determines such other insurance to be comparable to what is then being required of office tenants by prudent owners of first class office buildings in midtown Manhattan.

(e)     In the event of the failure of Tenant to procure or pay for any insurance required by the terms of this lease, and such failure is not remedied within three (3) business days after written notice of such failure by Owner to Tenant, then Owner may, without further notice to Tenant and in addition to any other remedies it may have, procure the same and pay the premiums therefor; and any reasonable sums expended by Owner for this purpose shall be and become due and payable to Owner as Additional Charges and shall be paid to Owner within thirty (30) days after written demand accompanied by reasonable supporting documentation of such sums. Owner shall have the same remedies for the nonpayment therefor as for the nonpayment of Fixed Rent.

(f)     Owner may from time to time require that the amount of the insurance to be maintained by Tenant under this Article be increased to the amount which is then customarily required by prudent owners of first class office buildings in midtown Manhattan.

(g)     Notwithstanding anything to the contrary contained in the Lease, including Article 9, to the extent Owner is required to repair the Demised Premises as a result of fire or other casualty. Owner shall perform such repairs only to the extent of available insurance proceeds not otherwise applied by the holder of mortgage or deed of trust securing any financing obtained by Owner with respect to the Building.

(h)     Owner, at its expense, will obtain and keep in force “all risk” (special causes of loss) insurance for the Building in an amount equal to the replacement cost of the Building, and commercial and excess general liability insurance coverage in an aggregate amount of not less than Five Million Dollars ($5,000,000). Owner reserves the right to maintain such additional insurance as is customary for a prudent owner of similar properties or to meet Owner’s mortgagee’s insurance requirements, if any. Owner may elect to keep and maintain in full force and effect during the term of this lease, rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during the then current lease year as reasonably determined by Owner.

42.     ELECTRIC ENERGY.

(a)     Subject to the provisions of this Article 42, Owner shall furnish the electric energy that Tenant shall reasonably require in the Demised Premises for the purposes permitted under this lease on a “rent inclusion” basis and there shall be no separate charge to Tenant for such electric energy, such electric energy being included in Owner’s services which are covered by the Fixed Rent. Owner and Tenant agree that the Base Electric Charge (hereinafter defined) represents the amount initially included in the annual Fixed Rent set forth in Section 37(b) hereof to cover the furnishing of such electric energy by Owner on a rent inclusion basis and that such Base Electric Charge component of Fixed Rent shall in no event be subject to reduction, but shall be subject to being increased as hereinafter provided. Owner shall not be liable in any event to Tenant for any failure, interruption or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable solely to the willful misconduct or negligence of Owner, its agents, employees, servants or contractors (but in no event shall Owner be responsible for any consequential damages). Except in the event of an emergency, Owner shall notify Tenant prior to any anticipated service or utility interruption initiated by Owner and, subject to the provisions of this lease, Owner shall diligently prosecute such repair, maintenance and restoration thereof to completion. For purposes of this Article 42, the “Base Electric Charge” shall mean an annual amount equal to Thirteen Thousand Five Hundred Twenty-Seven and 50/100 Dollars ($13,527.50).

(b)     Owner will furnish electric energy to Tenant through currently installed electric facilities for Tenant’s reasonable use of such lighting and other electrical fixtures, appliances and equipment required for the conduct of Tenant’s business in the Demised Premises. At any time, and from time to time, after Tenant shall have entered into possession of the Demised Premises, or any portion thereof, Owner may designate an independent electrical consultant to make a survey or resurvey of the electrical consumption and power load on the Demised Premises to determine Tenant’s average electrical consumption and demand taking into account, such usage factors as Owner may reasonably determine. If the electrical consultant shall determine that either (i) Tenant’s average electrical consumption or (ii) the aggregate load of the electrical equipment connected by Tenant in the Demised Premises (excluding base-Building heat, air-conditioning, ventilation and other Building systems) is greater than Tenant’s Estimated Usage (as hereinafter defined), then the Fixed Rent hereunder shall, upon written notice from Owner to Tenant, be increased in the same proportion as such increase in Tenant’s consumption or connected load, as the case may be. The effective date of the increase in Fixed Rent as aforesaid shall be on the date that such increase in such electric consumption or connected load occurred (as reasonably determined by the electrical consultant) or, with respect to the initial survey, as of the Commencement Date. The initial unpaid amount of each such adjustment shall be paid within thirty (30) days after Owner furnishes Tenant with a statement thereof. Thereafter, the Fixed Rent shall be increased appropriately. In no event shall the “rent-inclusion” component of Fixed Rent hereunder ever be less than the Base Electric Charge. As used herein, the term “Tenant’s Estimated Usage” means six (6) watts per usable square foot (connected load), but specifically excluding the electricity required to supply base-Building heat, air-conditioning, ventilation and other Building systems to the Demised Premises.

(c)     If at any time during the term of this lease the Electric Rate (as hereinafter defined) shall be changed from the Electric Rate then in effect on the date of this lease (as same may have been increased or decreased pursuant to the provisions of this Article), then, effective as of the date of each such change in the Electric Rate, the charge for electricity included in the Fixed Rent shall be increased or decreased in proportion to such change in the Electric Rate (as determined by Owner’s electrical consultant but in no event, however, shall such electric consumption charge be reduced below the Electric Rate in effect on the date of this lease). The term “Electric Rate” shall mean at the time in question 112% of the public utility (and/or third party supplier) rate schedule (including all surcharges, taxes, fuel adjustments, taxes regularly passed on to consumers by the public utility, and other sums payable in respect thereof) for the supply of electric energy to Owner for the Building Notwithstanding the foregoing provisions of this Section, if the public utility rate schedule (with such inclusions) applicable to Owner for the purchase of electric energy for the Building shall be less than the public utility rate schedule applicable to Owner if Owner were to purchase electricity solely for the Demised Premises, then the higher rate schedule shall be used in determining the Electric Rate.

(d)     Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

(e)     Owner reserves the right to discontinue furnishing electric energy to Tenant in the Demised Premises at any time upon not less than ninety (90) days’ notice to Tenant. If Owner exercises such right, this lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination Owner shall not be obligated to furnish electric energy to Tenant and the Fixed Rent payable under this lease shall be reduced by the Base Electric Charge. If Owner so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Owner at Owner’s expense.

(f)     Owner represents and warrants that the capacity of the electrical conductors and equipment servicing the Demised Premises are, as of the date of this lease, capable of providing a connected load of not less than Tenant’s Estimated Usage, and will remain at least at such capacity during the term of this lease.

43.     OWNER’S SERVICES. Supplementing the provisions of Article 29 of this lease:

(a)     Subject to the provisions of Section 29(e) hereof, Owner shall, at Owner’s expense (except as set forth below), furnish to the Demised Premises at the temperatures, pressures and degrees of humidity and in volumes and velocities in accordance with the specifications annexed hereto as Exhibit F and made a part hereof and all applicable laws, (i) from 8:00 a.m. to 8:00 p.m. (the “HVAC Hours”) on Business Days, cool and tempered air (“air-conditioning”) from April 1 through October 31 (the “Cooling Season”) and (ii) during Business Hours on Business Days, heat during times other than the Cooling Season. As used in this lease, the term “Business Days” shall mean all days except (1) Saturdays, (2) Sundays and (3) the following holidays: New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which shall be either (x) observed by the federal or state governments as legal holidays or (y) designated as a holiday by the applicable Building Service Union Employee Service contract or by the applicable Operating Engineers contract. As used in this lease, the term “Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days.

(b)     If Tenant requires ventilation or air-conditioning services during hours other than during the HVAC Hours on Business Days or outside of the Cooling Season, Owner shall furnish such services initially at the rates set forth on Exhibit C (subject to increase as set forth in Section 43(g) below) per hour, per zone, of service to Tenant at Tenant’s expense (minimum 2 hours).

(c)     Owner shall not be responsible for any failure to supply air-conditioning at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any room or other area of the Demised Premises by reason of any machinery or equipment installed therein by Tenant, or which has a human occupancy factor in excess of one person per 100 rentable square feet. Tenant agrees to cooperate with Owner at all times and to abide by all rules regulations and requirements which Owner may reasonably prescribe for the proper functioning and protection of the air-conditioning system serving Tenant.

(d)     (i) Owner will cause general and executive office portions of the Demised Premises to be cleaned in accordance with the cleaning specifications annexed hereto as Exhibit B and made a part hereof. Tenant shall pay to Owner as Additional Charges (within thirty (30) days after written demand therefor demand accompanied by reasonable supporting documentation of such charges) Owner’s Building-standard charge (initially at the rates set forth on Exhibit C subject to increase as set forth in Section 43(g) below) for (x) any cleaning of the Demised Premises or any part thereof which is above the Building-standard requirements, (y) any cleaning done at the request of Tenant of any portions of the Demised Premises which may be used for the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar purposes or predominantly for the operation of computer, data processing or similar equipment and (z) the removal of any of Tenant’s above Building-standard refuse and rubbish from the Building.

(ii)     All cleaning which is in addition to the base Building cleaning shall be provided by Owner’s vendor of such services. Owner, its cleaning contractor and their employees shall have access to the Demised Premises at all times after 5:30 P.M. and before 8:00 A.M. and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises reasonably required to clean the Demised Premises as required under this Section. Tenant shall comply with any reasonable rules Owner and/or its cleaning contractor and/or any consultant to Owner may establish, and which shall be enforced in a non-discriminatory manner against Tenant vis-à-vis other office tenants, regarding the management and recycling of solid waste, as may be necessary for Owner to comply with any applicable legal requirements.

(e)     Owner, at its expense, shall furnish adequate water to the Demised Premises for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose or in unreasonable quantities, and such use is not promptly discontinued after written demand by Owner, Owner may install, at Tenant’s sole cost and expense, meters to measure Tenant’s consumption of water for such other purposes, and the cost of maintaining such meters shall be paid by Tenant. Tenant shall reimburse Owner for the cost of quantities of water usage shown on such meters which is above Building-standard usage (at the rates paid by Owner for water supplied to the Building), and Owner’s reasonable Building-standard charge for the any hot water furnished by Owner to the Demised Premises, in each case within thirty (30) days after written demand therefor accompanied by reasonable supporting documentation of such charges.

(f)     Subject to the terms of this lease, throughout the term, Owner shall make (i) all passenger elevators in the elevator bank serving the Demised Premises available from the lobby to service the Demised Premises during Business Hours on Business Days and (ii) at least one passenger elevator in the elevator bank serving the Demised Premises available from the main Building lobby to service the Demised Premises at all other times. Throughout the term of this lease and subject to such reasonable rules and regulations of Owner as may from time to time be in effect, and which shall be enforced in a non-discriminatory manner against Tenant vis-à-vis other office tenants, Tenant shall be entitled, during Business Hours on Business Days, to use the freight elevators serving the Demised Premises, without charge, on a first-come, first serve basis in common with Owner and the other tenants of the Building. If Tenant shall require the use of the Building’s freight elevators at times other than Business Hours on Business Days,

Owner shall provide the same for the use of Tenant on a first-come, first-serve scheduled basis with Owner and the other tenants or occupants of the Building, provided Tenant gives Owner reasonable prior written notice of the requested time and use of such elevators and Tenant pays, as Additional Charges within thirty (30) days after written demand therefor accompanied by reasonable supporting documentation of such charges, for such freight elevator usage, an amount equal to Owner’s Building-standard hourly charge therefor (initially at the rate set forth on Exhibit C subject to increase as set forth in Section 43(g) below). All after-hours freight elevator usage shall be in no less than four (4) hour increments.

(g)     Owner’s Building-standard charges in effect on the date hereof for various services are set forth on Exhibit C annexed hereto, which charges are subject to increase on a Building-wide basis from time-to-time as determined by Owner based upon increases in union rates and other costs incurred by Owner to provide such services.

(h)     Notwithstanding anything to the contrary herein, if Tenant is in default in the payment of Fixed Rent or Additional Charges or Tenant is in default under any of the other covenants of this lease beyond the expiration of any applicable notice and/or cure period, Owner shall not be required to furnish any overtime services (i.e., other than during Business Hours on Business Days) unless Tenant shall have first delivered to Owner adequate cash or other security for the payment of such overtime services, as determined by Owner.

44.     LATE CHARGE. In addition to any other remedies Owner may have under this lease, and without reducing or adversely affecting any of Owner’s rights and remedies hereunder, if any Fixed Rent or Additional Charges payable by Tenant to Owner hereunder is not paid within five (5) days of the due date thereof, Tenant shall pay Owner as Additional Charges, on or before the first day of the following month, 5¢ for each dollar so overdue, or the maximum rate permitted by law, whichever is less, in order to defray Owner’s administrative and other costs in connection therewith. Without limiting the foregoing, if Tenant is late in making any payment due to Owner from Tenant under this lease for fifteen (15) or more days then, in addition to Owner’s right to collect the late charge described above, interest shall become due and owing to Owner on such payment from the date when it was due, i.e., as to Fixed Rent, from the first day of the relevant calendar month, and as to Additional Charges, from the day due pursuant to the provisions of this lease, computed at a rate equal to the lesser of (i) two percent (2%) per month, and (ii) the maximum rate permitted by applicable law. Owner and Tenant agree that the above charges are fair and reasonable damages to Owner resulting from late payment and do not constitute a penalty. Nothing contained in this paragraph shall be intended to violate any applicable law, code or regulation and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. The provisions of this Article 44 are in addition to all other remedies available to Owner for nonpayment of Fixed Rent or Additional Charges.

45.     BROKER. Tenant represents to Owner, and Owner represents to Tenant, that Real Estate Investors Group, Jones Lang LaSalle Broker, Inc. and Macklowe Management LLC (collectively, “Broker”) are the only brokers or agents with whom each such party has had any conversations or negotiations concerning the Demised Premises or this lease. Each party hereto hereby agrees to indemnify, defend and hold the other party harmless from and against (a) any claim for a fee or brokerage commission made by any party other than Broker and (b) any expenses incurred by such party in connection with such claim, to the extent such claim arises out of the misrepresentation by such other party. Owner shall pay all fees and brokerage commissions due to Broker, if any, concerning the Demised Premises and this lease, pursuant to a separate written agreement.

46.     MISCELLANEOUS PROVISIONS.

(a)     No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such agreement is in writing, expressly refers to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

(b)     Owner and any successor in interest to Owner shall be under no personal liability with respect to any of the provisions of this lease, and if Owner or any successor in interest to Owner is in breach or default with respect to its obligations under this lease, Tenant shall look solely to the interest of Owner or such successor in interest in the Land and Building (including the rents, sale or insurance proceeds and condemnation awards therefrom) for the satisfaction of Tenant’s remedies and in no event shall Tenant attempt to secure any personal judgment against Owner or against any successor in interest to Owner or against any partner, member, principals (disclosed or undisclosed), employee or agent of Owner or any successor in interest to Owner by reason of such default by Owner or any successor in interest to Owner.

(c)     If and to the extent that there is a conflict between the provisions contained in the printed portion of the lease to which this Rider is attached and the provisions contained in this Rider, then the provision contained in this Rider shall govern and be controlling to the extent necessary to resolve such conflict.

(d)     Notwithstanding anything to the contrary contained herein, Owner shall not be in default of any of its obligations hereunder unless Owner has failed to perform such obligation within thirty (30) days (or promptly in case of emergency) of receipt of notice from Tenant of such failure (which may be oral in case of emergency), provided that if the nature of such default is such that more than thirty (30) days (or promptly in case of emergency) is required to cure the same, Owner shall not be in default hereunder if Owner commences such cure within such thirty (30) day period (or promptly in case of emergency) and diligently prosecutes the same to completion.

(e)     Notwithstanding any provision of this lease to the contrary, if Tenant shall request Owner’s consent pursuant to any of the provisions of this lease and Owner shall fail or refuse to grant such consent, Tenant shall not be entitled to, and Tenant hereby waives, any monetary damages, and Tenant shall not make any claim for monetary damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Owner has withheld or delayed granting any such consent, and Tenant’s sole remedy to dispute Owner’s failure or refusal to grant its consent shall be an action for specific performance or injunction and such remedy shall be available only in those cases where Owner has expressly agreed in writing not to unreasonably withhold, condition or delay its consent or where as a matter of law Owner may not unreasonably withhold, condition or delay its consent

(f)     Intentionally omitted.

(g)     Notwithstanding any provision of this lease to the contrary, if, more than two (2) times during the term of this lease, (i) Tenant, or anyone claiming by, through or under Tenant, tenders to Owner a check in respect of any amount due and payable under this lease, and (ii) such check is returned unpaid for any reason, including, without limitation, for reason of insufficient funds, then Owner shall have the right (but no obligation) to require that all amounts due and payable under this lease for the remainder of the term of this lease be remitted in certified funds.

(h)     Tenant shall indemnify and hold harmless Owner and Owner’s mortgagee and its and their respective partners, directors, officer, agents and employees from and against any and all claims arising from or in connection with (i) any conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Owner or its managing agent) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (ii) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (iii) any accident, injury or damage whatever occurring in, at or upon the Demised Premises, unless due to the negligence or willful misconduct of Owner or any of Owner’s agents, employees, servants, contractors, invitees, subtenants or licensees; and (iv) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligation under this lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys’ fees and expenses. In case any action or proceeding be brought against Owner and/or its mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Owner or such mortgage, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Owner or such mortgagee). The provisions of this Section 46(h) shall survive the expiration or earlier termination of this lease.

(i)     Supplementing the provisions of Article 35 of this lease, each estoppel certificate furnished pursuant to said Article 35 shall also include such additional information related to Tenant, this lease or the Demised Premises as Owner shall reasonably request.

(j)     Supplementing the provisions of Articles 34 and 49 of this lease, Tenant shall immediately replenish the portion of the security deposit from time to time applied by Owner pursuant to said Article 34.

(k)     (A)     Supplementing the provisions of Article 17 above, in case any of the following events shall occur:

(i)     Tenant shall at any time be in default of any of Tenant’s monetary obligations contained herein and such default shall continue for five (5) Business Days after written notice thereof has been given to Tenant by Owner; or

(ii)     Tenant shall at any time be in default in any of its covenants and agreements contained herein, other than its monetary obligations, and such default shall continue for twenty (20) days after written notice thereof has been given to Tenant by Owner specifying the particulars thereof, or, if such default is not susceptible of being cured within such 20-day period, Tenant shall not commence the cure such default within such 20-day period and, having so commenced, thereafter fail to pursue with due diligence and dispatch the curing of such default; or

(iii)     Tenant shall default in the performance of substantially the same non-monetary term or condition of this lease more than three (3) times during any 24-month period during the term of this lease and notwithstanding that such defaults shall have been cured within the applicable period as provided above; or

(iv)     Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(v)     A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of Tenant or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(vi)     A writ of execution or attachment or similar process shall be levied against any equipment in the Demised Premises, any purported interest of Tenant in the Demised Premises, or Tenant’s rights to payments hereunder; and such execution, attachment, or similar process is not released, bonded, satisfied or stayed within thirty (30) days after its entry or levy;

then, upon the occurrence of any such events, in addition to any and all rights and remedies of Owner under this lease, including the right to seek damages for any breach of this lease, Owner shall have the right, at its option, to terminate this lease by giving five (5) days, written notice to Tenant of its intent to terminate this lease and the estate created hereby, and, in the event such notice is given, this lease and the estate herein granted shall terminate upon the expiration of such five (5) days with the same effect as if the last of such days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

(B)     Upon the expiration or earlier termination of this lease for any reason, Owner may, upon such early termination of this lease as provided in Section 46(k)(A) above, without notice, re-enter the Demised Premises, and dispossess Tenant and the legal representative of Tenant or other occupant of the Demised Premises by summary or other legal proceedings, and remove their effects and hold the Demised Premises as if this lease had not been made and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(1)     Tenant shall cause the Demised Premises to be free at all times of all rats, mice, other vermin and insects, and shall take whatever reasonable precautions that Owner reasonably deems necessary to prevent any such vermin or insects from existing in the Demised Premises or permeating from the Demised Premises into any other parts of the Building or outside the Building. If it is reasonably determined by Owner that such services are necessary in the Demised Premises, Tenant shall employ an exterminator who will utilize the prevailing industry-standard method for the prevention of any infestation by, and extermination of, said animals and insects. If, in Owner’s reasonable judgment, Tenant shall fail to satisfactorily carry out the provisions of this subparagraph, Owner may, but shall not be obligated to, employ an exterminator service, and the reasonable out-of-pocket cost and expense incurred by Owner for such exterminator service shall be repaid to Owner by Tenant, within thirty (30) days demand, and such amounts so repayable shall be considered Additional Charges hereunder. Notwithstanding the foregoing, in the event that extermination outside the Demised Premises is necessary due to vermin and insects emanating from the Demises Premises, then Owner shall have the right to designate an exterminator or exterminating company to provide services to the portions of the Building outside of the Demised Premises, and Tenant shall pay the actual, reasonable out-of-pocket cost and expense of employing such exterminator or exterminating company. Owner shall cause the common areas of the Building to be exterminated in accordance with Owner’s extermination program for the Building.

(m)     Tenant shall pay to Owner, as Additional Charges with respect to each calendar year during the term of this lease, an amount (collectively, “Tenant’s BID Payment”) equal to Tenant’s Percentage of the BID Charges (as hereinafter defined) for such calendar year, to the extent such charges are not otherwise included in the Tax Payments payable by Tenant. At any time after the expiration of such year, Owner may furnish to Tenant a statement (which shall include invoices or other reasonably detailed evidence of the BID Charges for such calendar year) setting forth the Tenant’s BID Payment for such year, which Tenant shall pay within thirty (30) days after Tenant’s receipt of such statement from Owner. The BID Charges upon which Tenant’s BID Payment is based shall be appropriately pro rated for the calendar years in which the Commencement Date and Expiration Date shall occur. As used herein, the term “BID Charges” means all charges imposed upon or against the Land and/or Building, Owner or the owner of the Land and/or Building with respect to any business improvement district.

(n)     Subject to the provisions of this lease, Tenant shall have access to the Building, at least one (1) passenger elevator serving the 8th floor, and the Demised Premises, 24 hours a day, 7 days a week.

(o)     (i)    Subject to the terms of this lease, Tenant, at its expense, may install signage adjacent to the entrance door to the Demised Premises that identifies Tenant, which signage shall be of design, size, material and quality, and installed in location(s), in each case approved in writing by Owner (which approval shall not be unreasonably withheld or delayed, provided that such signage complies with the signage program adopted by Owner from time to time for the Building). Any such signage installed by (or at the direction of) Tenant shall be removed by Tenant on or prior to the Expiration Date or the earlier termination of this lease. The installation and removal of signage (including, without limitation, the repair of any damage occasioned thereby) shall be performed at Tenant’s sole cost and expense.

(ii)     If Owner shall maintain a directory in the Building lobby, Tenant shall be entitled to not fewer than Tenant’s Percentage of available listings on said directory. Tenant acknowledges that there is no directory in the lobby of the Building on the date of this lease.

(p)     Tenant shall have the right to non-exclusive use of the Building conference room and lounge area located on the second floor of the Building (the “Second Floor Facilities”), in common with Owner, other tenants and occupants of the Building, and any other persons or entities to which Owner shall allow use of the Second Floor Facilities. Availability of the Second Floor Facilities shall be on a first-come first-serve basis (but the lounge area may not be reserved) and Tenant shall pay, within thirty (30) days after written demand accompanied by reasonable supporting documentation of such charges, Owner’s then established Building-standard charge for use of the conference room and any charges for incidental services provided by Owner at Tenant’s request in connection therewith (initially at the rates set forth on Exhibit C, but subject to increase as set forth in Section 43(g) above). There is no charge currently for use of the lounge area. Notwithstanding the foregoing, Owner reserves the right to cease providing use of the Second Floor Facilities; provided, that, such cessation is on a Building-wide basis and not discriminatory against Tenant.

(q)     If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may reasonably request and as may be legally permissible to permit Owner to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, (i) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (ii) Tenant shall pay to Owner promptly upon being billed, to the maximum extent legally permissible, an amount equal to (x) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this lease but for such legal rent restriction less (y) the rents paid by Tenant during the period such legal rent restriction was in effect.

(r)     (i)     This lease shall be construed and interpreted in accordance with and governed by the laws of the State of New York without regard to conflict of laws principles. If either Owner or Tenant desires to bring an action against the other in connection with this lease, such action shall be brought in the federal courts located in the Southern District of New York, or in the state courts located in New York County. Owner and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum except that either Owner or Tenant shall be entitled to remove any such action from state court to the aforesaid federal court.

(ii)     Tenant agrees that a New York judgment against Tenant shall be enforceable as a final judgment, binding on Tenant in the jurisdiction of Tenant’s formation and principal place of business, with all local defenses waived to the fullest extent. At any time and from time to time, Tenant agrees to execute and deliver to Owner an express waiver (in writing) of any such local defenses or limitations on suretyship or otherwise, to the extent that applicable law permits such waiver.

(s)     This lease shall be deemed to have been jointly prepared by both of the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of them.

(t)     Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that no violation of the provisions of Article 40 shall operate to vest any rights in any successor or assignee of Tenant.

(u)     This lease shall not be binding on Owner or Tenant unless and until each of Owner and Tenant shall have executed this lease and Owner shall have delivered a fully executed original counterpart of this lease to Tenant.

(v)     (i)     Owner and Tenant each represents and warrants to the other that (A) it is (1) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, and (2) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (B) none of its funds or other assets constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in the representing party is prohibited by law or the representing party is in violation of law.

(ii)     Owner and Tenant each hereby covenants and agrees (A) to comply with all laws and other legal requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (B) to immediately notify the other party in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached, and (C) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to the other party under this lease.

(w)     Owner hereby represents and warrants that, on the Commencement Date, the Demised Premises are free of asbestos-containing material (“ACM”), the presence of which violates applicable laws. Further, if after the Commencement Date there is ACM discovered in the Demised Premises, the presence of which violates applicable laws and such presence does not arise by any act or thing done by Tenant (or anyone acting by, through, under or at the direction of Tenant), then Owner shall promptly and at its own cost, remediate such ACM in accordance with applicable laws. All such remediation work shall be treated as a repair and be performed in accordance with the provisions of Article 4 above (including, without limitation insert No. 4B thereto).

(x)     Intentionally omitted.

(y)     Notwithstanding anything to the contrary contained in Article 3, Owner’s consent shall not be required with respect to any work performed in the Demised Premises the cost of which, by itself or together with any other work that constitutes a single project does not exceed $30,000 and which consists of purely decorative painting, wall-covering, carpeting and finish work, which does not require the preparation and filing of plans to obtain a building permit and which otherwise complies with the requirements established by Owner from time to time for Building-standard materials and finishes; provided that, all such work shall be performed in accordance with the other provisions of this lease, including, but not limited to, Article 3.

(z)     All contractors and subcontractors at any tier performing any construction, repair, refurbishment or restoration, including, without limitation, tenant improvements, build-out, alterations, additions, improvements, renovations, repairs, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunication, low voltage or elevator equipment or systems or other equipment, or with respect to any other construction work in, on, or to the demised premises (including any such work performed by any person who contracts to provide services to any portion of the Building, such as cable, DSL, communications, telecommunications or similar services) shall: (i) be bound by and signatory to a collective bargaining agreement with a labor organization (x) whose jurisdiction covers the type of work to be performed at the demised premises, and (y) who is an Approved Building Trades Department Contractor or Subcontractor (as hereinafter defined) and (ii) observe area standards for wages and other terms and conditions of employment, including fringe benefits. For purposes hereof, an “Approved Building Trades Department Contractor or Subcontractor” is a contractor or subcontractor who is currently affiliated with the Building and Construction Trades Department of the AFL-CIO (the “BCTD”) or, if no such BCTD-affiliated contractor or subcontractor is available for a particular trade (e.g., carpentry work), a contractor or subcontractor which is affiliated with a national trade union which was formerly affiliated with the BCTD and which recognizes (and will recognize and respect, for its work on the Building, the jurisdictional limitations established by the local BCTD.

(aa)     Notwithstanding anything to the contrary contained in Article 6, Tenant shall not be required to make any alterations or improvements to comply with any present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the Demised Premises (each, a “Requirement”) the need for compliance with which arises from Tenant’s permitted use of the Demised Premises if such Requirement (a “General Applicability Law”) is applicable to substantially all office tenants in the Building or to substantially all office tenants in comparable buildings in New York City and the requirement for compliance with such Requirement does not arise by reason of (i) the abatement of any nuisance in, on or about the Demised Premises caused by Tenant, its agents, employees, contractors, guests or anyone claiming by, through or under Tenant, (ii) the particular manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, including, without limitation, the performance of any work by Tenant, (iii) any cause or condition created by or at the instance of Tenant or (iv) the breach of any of Tenant’s obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and (b) be responsible for the cost of compliance with any Requirements in respect of the Building outside the Demised Premises if the requirement for compliance with such Requirement arises solely by reason of one of the provisions set forth in the preceding subsections (i) through (iv) of subclause (a) above. Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Owner or any Superior Mortgagee or Superior Lessor by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of Article 6.

(bb)     Subject to the provisions of Article 9 and Article 41, and except to the extent caused by the negligence or willful misconduct of Tenant or its employees, agents or contractors, Owner shall indemnify, defend and hold Tenant, its shareholders, directors, officers, partners, employees and agents harmless from and against any and all claims arising from (i) any accident, injury or damage caused to any person or the property of any person in or about the common or public areas of the Building (specifically excluding the Demised Premises) to the extent attributable to Owner’s negligence or willful misconduct or (ii) the breach by Owner of its obligations under this lease, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys’ fees and expenses.

(cc)     Notwithstanding anything to the contrary contained in Article 9:

(i)     As soon as reasonably practicable, but in any event no later than ninety (90) days following the date of any fire or other casualty rendering any portion of the Demised Premises unusable, Owner shall notify Tenant of Owner’s good faith best estimate of the date (the “Estimated Date”) by which the repair and restoration necessary to render such portion of the Demised Premises no longer unusable can be completed (“Owner’s Repair Notice”). Notwithstanding anything herein to the contrary, if, by reason of a fire or other casualty, (1) fifty percent (50%) or more of the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) the Building shall be so damaged that Owner shall decide to demolish it or to rebuild it, and (2) the Estimated Date set forth in Owner’s Repair Notice with respect to such fire or other casualty is after the date (the “Outside Repair Date”) which is the six (6) month anniversary of the date of such fire or other casualty (a fire or other casualty meeting the requirements of the preceding subclauses (1) and (2) being a “Substantial Casualty”), then Tenant shall have (with respect to any one casualty) a one-time right (except as set forth in subclause (ii) below) to terminate this lease by written notice (the “Damage Termination Notice”) given to Owner within thirty (30) days following Owner’s giving of Owner’s Repair Notice. Such termination shall be effective as of the date which is sixty (60) days after the Damage Termination Notice, and, upon delivery of such notice and the expiration of such 90-day period, this lease and the term hereof shall expire as fully and completely as if such date were the date originally set forth for the termination of this lease. Tenant’s failure to deliver the Damage Termination Notice in the time and manner required by this subclause (i) shall be deemed an irrevocable waiver of Tenant’s right to terminate this lease pursuant to this subclause (i). Notwithstanding the foregoing, if at the time of such fire or other casualty the remaining term of this lease is 1 year or less, then the 6-month period set forth above shall be reduced to three (3) months.

(ii)     In the event of any Substantial Casualty, if the repair or restoration necessary to render the Demised Premises no longer unusable (provided that Tenant does not use the Demised Premises for any purpose) is not substantially completed by the Outside Repair Date, as such Outside Repair Date shall be extended due to delays caused or occasioned by Owner’s inability to perform as described in Article 27 hereof by reason of the occurrence of a so-called force majeure event or by Tenant, its agents, employees, contractors, architects, engineers or servants, then Tenant shall be entitled to terminate this lease by a Damage Termination Notice given to Owner within thirty (30) days after the Outside Repair Date (as so extended) and, upon the giving of such notice, this lease and the term hereof shall expire as of the date which is thirty (30) days after the giving of such notice (the “Damage Termination Date”); provided, however, if Tenant delivers a Damage Termination Notice pursuant to this subclause (ii) to Owner, then Owner shall have the right to suspend the occurrence of the Damage Termination Date for a period of thirty (30) days after the date of the Damage Termination Notice by delivering to Tenant, within ten (10) Business Days after Owner’s receipt of such Damage Termination Notice, a certificate of Owner’s contractor responsible for the repairs of such damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the date of the Damage Termination Notice. If the repairs shall be substantially completed prior to the expiration of such thirty (30) day period, the Damage Termination Notice shall be null and void and of no force or effect, and this lease shall continue, but if the repairs shall not be substantially completed within such thirty (30) day period, then this lease shall terminate upon the expiration of such thirty (30) day period.

(dd)     Notwithstanding anything to the contrary contained in Article 13, except in the event of an emergency or where such entry is required by applicable law, Owner’s right of entry shall be exercised following reasonable advance notice to Tenant (which may be given orally) and Tenant shall be afforded the opportunity to have a representative of Tenant present during such access. Owner agrees that while exercising such right of entry or making such repairs, replacements or improvements, Owner shall perform its work diligently and shall use commercially reasonable efforts to avoid interfering with Tenant’s business or disrupting the same (including, but not limited to, except in an emergency, adhering to Tenant’s reasonable written requirements (provided to Owner in advance) prior to entering any area in the Demised Premises designated by Tenant as secure or sensitive), but in no event shall Owner be obligated to perform work on an overtime or premium basis. Upon conclusion of the activities for which access was needed, Owner shall remove its tools and materials and all debris from the access areas and repair any damage to the Demised Premises and/or Tenant’s property caused by the activities contemplated by such access.

(ee)     No additions to or modifications of the Rules and Regulations shall be binding upon Tenant until Tenant has received a written copy thereof and further provided that such additions or modifications shall not contradict anything contained in this lease nor increase Tenant’s obligations or lessen its rights hereunder beyond a de minimis extent. Owner shall not discriminate against Tenant (vis-à-vis other office Tenants of the Building) in the enforcement of any Rules and Regulations. In the event of any inconsistency between the terms of this lease and any Rules and Regulations, the terms of this lease shall govern.

(ff)     If either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this lease, then the prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith.

(gg)     Owner and Tenant each warrants and represents to the other that (i) it is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) it has and is duly qualified to do business in the State of New York, (iii) it has full corporate, partnership, trust, association or other appropriate power and authority to enter into this lease and to perform all its obligations hereunder, (iv) each person (and all of the persons if more than one signs) signing this lease on behalf of it is duly and validly authorized to do so and (v) neither (1) the execution, delivery or performance of this lease nor (2) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which it is constituted or to which it is a party.

(hh)     This lease may be executed in counterparts, each of which shall be deemed a part of an original and all of which together shall constitute one (1) agreement. Signature pages may be detached from the counterparts and attached to a single copy of this lease to form one (1) document. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this lease and signature pages by electronic or facsimile transmission shall constitute effective execution and delivery of this lease for all purposes, and signatures of the parties hereto transmitted electronically or via facsimile shall be deemed to be their original signature for all purposes.

47.     NOTICES. All notices, consents, demands and other communications from one party to the other that are given pursuant to the terms of this lease shall be in writing and shall be delivered (including delivery by commercial delivery services), or sent by the United States mail, certified or registered (return receipt requested), postage prepaid, or sent via nationally recognized overnight courier. Notices shall be deemed given (i) on the date of delivery, if delivered via commercial delivery service (unless such date is a weekend or holiday, in which event such notice shall be deemed given on the next succeeding Business Day), (ii) three (3) Business Days following deposit in the United States mail, if sent via certified or registered mail (return receipt requested and postage prepaid) or (iii) on the Business Day next succeeding the date upon which such notice is given to any nationally recognized overnight courier. All notices, consents, demands and other communications shall be addressed as follows:

If to Owner:	400 Madison Holdings, LLC
c/o Macklowe Management
126 East 56th Street; 28th Floor
New York, New York 10022
Attn: General Counsel

With a copy to:	400 Madison Holdings, Inc.
c/o ASB Capital Management, LLC
7501 Wisconsin Avenue, Suite 1300 West
Bethesda, Maryland 20814
Attn: Brodie Ruland
Vice President

If to Tenant:	REGENXBIO Inc.
9712 Medical Center Drive, Suite 100
Rockville, MD 20850
Attn: General Counsel
With copies
by email to:	Sberl@regenxbio.com

and

Vvasista@regenxbio.com

Address for Invoices to Tenant shall be:

REGENXBIO Inc.

9712 Medical Center Drive, Suite 100

Rockville, MD 20850

Attn: Chief Financial Officer

Notwithstanding the foregoing, communications from Owner, such as correspondence and Rent bills for Fixed Rent and/or Additional Charges, which are sent in the ordinary course of business need only be sent to Tenant and may be sent exclusively by regular mail and Building-wide notices or notices to Tenant regarding operating and/or repairs at the Building may be sent to the Demised Premises. Notices given by Owner’s managing agent shall be deemed to constitute a valid notice if addressed and sent in accordance with the provisions of this Article 47.

48.     HOLDOVER.

(a)     If Tenant shall hold over after the expiration or sooner termination of the term of this lease, then Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to the greater of (i) the sum of (1) the Applicable Percentage (as hereinafter defined) times one-twelfth of the sum of the Fixed Rent and (2) the Additional Charges payable by Tenant during the last year of the term of this lease and (ii) one hundred twenty-five percent (125%) of the fair market rental value of the Demised Premises during the holdover period. It is stipulated and agreed that Owner shall not be required to perform any work, furnish any materials or make any repairs within the Demised Premises during the holdover period (as determined by Owner). It is further stipulated and agreed that if Owner shall, at any time after the expiration or sooner termination of the term, proceed to remove Tenant from the Demised Premises as a holdover, the Fixed Rent and Additional Charges for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above. No holding over by Tenant shall operate to extend the term of this lease. As used herein, “Applicable Percentage” means (x) 150% for the first month of the holdover and (y) 200% thereafter.

(b)     Anything to the contrary notwithstanding, the acceptance of any rent paid by Tenant pursuant to Section 48(a) above shall not preclude Owner from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York.

(c)     If Tenant shall hold-over or remain in possession of any portion of the Demised Premises beyond the date that is thirty (30) days after the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Owner to re-let the Demised Premises (or any part thereof). All damages to Owner by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Owner in any summary proceedings against Tenant.

49.     SECURITY DEPOSIT. Supplementing the provisions of Article 34 hereof:

(a)     On the date hereof, Tenant shall be obligated to deliver to Owner security in the amount of Two Hundred Twenty-Four Thousand Six Hundred Fifty-Three and 14/100 Dollars ($224,653.14) (the “Security Deposit”) in the form of an unconditional irrevocable standby letter of credit (an “L/C”) in the original principal amount of the Security Deposit.

(b)     Tenant shall deliver to Owner the L/C in the amount of the Security Deposit in the form of Exhibit D attached hereto or otherwise in form and substance reasonably satisfactory to Owner, and naming Owner as beneficiary, as security for the faithful performance and observance by Tenant of its obligations under this lease. The L/C and any renewal L/C shall be drawn on a bank or trust company located in New York City which is a member of the New York Clearing House Association, or otherwise reasonably satisfactory to Owner. If Tenant defaults in the full and prompt payment and performance of any of Tenant’s covenants or obligations under this lease beyond any applicable notice and cure period, including, without limitation, a default in the payment of Fixed Rent or Additional Charges, or a failure to timely provide a renewal L/C to Owner as provided below, Owner may present the L/C for payment and use, apply or retain the whole or any part of the proceeds thereof, to the extent required for the payment of any Fixed Rent, Additional Charges or any other sums owing or which may become due and owing under this lease. If Owner shall so apply, use or retain all or any part of the Security Deposit, Tenant shall upon demand by Owner, immediately deposit with Owner a sum of cash or an endorsement to the L/C in form and substance reasonably satisfactory to Owner equal to the amount used, applied or retained, as security as aforesaid, failing which Owner shall have the same rights and remedies as under this lease for non-payment of Fixed Rent. In the event that Tenant shall fully and faithfully comply with the terms, covenants and conditions of this lease, the L/C, or so much of the proceeds thereof as shall remain after any application pursuant to the terms of this lease, shall be returned to Tenant promptly after the expiration or sooner termination of the term hereof and delivery of possession of the entire Demised Premises to Owner in the manner required by the terms of this lease, together with any documentation reasonably required by the issuer of the L/C to permit its cancellation. The L/C shall provide that it is automatically transferable without the issuer’s consent by utilizing the issuer’s customary transfer form, at no charge and without liability to Owner and without changing the form or substance of the L/C (or, if there is such a charge to transfer the L/C, Tenant shall pay such charge within five (5) Business Days after demand by Owner, failing which Owner may present the L/C for payment). Tenant agrees to cause the issuer to renew said L/C, in the same form (or such other form as may be satisfactory to Owner in its sole discretion) from time to time during the term of this lease, at least thirty (30) days prior to the expiration of said L/C or any renewal thereof so that an L/C issued by the issuer to Owner shall be in force and effect through the term of this lease. In the event of any sale, transfer or leasing of Owner’s interest in the Building, Owner shall have the right to transfer either the L/C or any sums collected thereunder, together with any other unapplied sums held by Owner as security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee, and after such transfer and upon giving notice to Tenant of such fact and the name and address of the transferee, Owner shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new owner for the return of payment of same. Owner hereby approves Silicon Valley Bank as an issuer of the L/C.

(c)     The Security Deposit constitutes security for any and all present and future obligations and liabilities of Tenant under this lease. Tenant hereby expressly agrees that Owner is not required to apply the Security Deposit against the obligations of Tenant in any particular order. Owner, in its sole discretion, may apply the Security Deposit against any obligation under this lease in any order it may elect including, without limitation, any Fixed Rent and Additional Charges that accrue after Tenant vacates the Premises and/or any re-letting charges incurred by Owner as a result of Tenant vacating the Premises prior to the expiration of this tease.

50.     OWNER’S INITIAL WORK.

(a)     Owner or its designated contractor(s), in accordance with the provisions of this Article 50, shall perform the work (“Owner’s Initial Work”) set forth on Exhibit E attached hereto and made a part hereof. Tenant may not make changes to Owner’s Initial Work during Owner’s performance thereof. Owner’s Initial Work shall be performed by Owner only once, it being understood that Owner’s obligation to perform Owner’s Initial Work is a single, non-recurring obligation.

(b)     (i)    For purposes of this lease, the term “Substantial Completion Date” shall mean the date on which Owner’s Initial Work is substantially completed or would have been substantially completed but for any Tenant’s Delay (as hereinafter defined), it being understood that substantial completion shall occur notwithstanding the fact that minor details, balancing or adjustments may not then have been completed, provided that such uncompleted work shall not materially interfere with Tenant’s use of the Demised Premises. The taking of possession of the Demised Premises by Tenant shall be deemed a delivery of the Demised Premises by Owner, substantial completion of Owner’s Initial Work and an acceptance by Tenant of the Demised Premises, subject to the correction of latent defects and the completion of any minor punchlist work with respect to Owner’s Initial Work. Owner shall proceed diligently to (i) complete any such punch-list work and (ii) correct any latent defects following notice thereof to Owner.

(ii)     Tenant hereby acknowledges that the Commencement Date hereunder is indeterminate and shall occur only as provided in Article 37 hereof and Tenant, therefore, waives any right to rescind this lease under any applicable law, including, without limitation, Section 223(a) of the Real Property law of the State of New York. Tenant further waives any damages which may result from any delay in the substantial completion of Owner’s Initial Work (or any portion thereof) or the delivery of possession of the Demised Premises on or by any particular date or dates.

(c)     The term “Tenant’s Delay” shall mean any delay that Owner may encounter in commencing or performing Owner’s Initial Work (or any portion thereof) or Owner’s other obligations pursuant to this Article 50 by reason of any act, neglect, failure or omission by Tenant, its agents, servants, employees, contractors or subcontractors, or in the performance of Tenant’s obligations under this Article 50 including, without limitation, Tenant’s failure to promptly provide information necessary for Owner to substantially complete Owner’s Initial Work.

(d)     Except for Owner’s Initial Work, Owner shall have no obligation to pay any money or perform any other work in, or make any alteration, or improvements to, the Demised Premises or the Building to ready the Demised Premises or the Building for Tenant’s initial occupancy.

SCHEDULE A

Fixed Rent

Period	Annual Fixed Rent*

From and including the Commencement Date to, but not including, the first day of the month in which the first anniversary of the Commencement Date occurs (such first day of the month, the “First Rent Adjustment Date”)

Two Hundred Ninety-Nine Thousand Five Hundred Thirty-Seven and 50/100 Dollars ($299,537.50), payable in equal monthly installments of $24,961.46

From and including the First Rent Adjustment Date to, but not including, the first anniversary of the First Rent Adjustment Date	Three Hundred Eight Thousand One Hundred Seventeen and 80/100 Dollars ($308,117.80) payable in equal monthly installments of $25,676.48

From and including the first anniversary of the First Rent Adjustment Date to, but not including, the second anniversary of the First Rent Adjustment Date	Three Hundred Sixteen Thousand Nine Hundred Fifty-Five and 51/100 Dollars ($316,955.51) payable in equal monthly installments of $26,412.96

From and including the second anniversary of the First Rent Adjustment Date to, but not including, the third anniversary of the First Rent Adjustment Date	Three Hundred Twenty-Six Thousand Fifty-Eight and 35/100 Dollars ($326,058.35) payable in equal monthly installments of $27,171.53

From and including the third anniversary of the First Rent Adjustment Date to and including the Expiration Date	Three Hundred Thirty-Five Thousand Four Hundred Thirty-Four and 27/100 Dollars ($335,434.27) payable in equal monthly installments of $27,952.86

* The Annual Fixed Rent set forth above includes the Base Electric Charge.

EXHIBIT A

Floor Plan

[See attached]

This floor plan is annexed to and made a part of this lease solely to indicate the Demised Premises and its location on the 8th floor of the Building by shading. All areas, conditions, dimensions and locations are approximate.

Note: Any furniture and equipment shown on the attached floor plan is for reference only and is not to be provided by Owner. All furniture and equipment is to be provided by Tenant at its expense.

400 Madison Avenue
Between 47 and 48 Streets

Floor 8
Suite F

Note: All dimensions and conditions are approximate and for information only

WMC 126 East 56th Street
New York, NY 10022

Scale: NTS
Date: March 16, 2016

EXHIBIT B

400 Madison Avenue

TENANT CLEANING LEASE EXHIBIT

OFFICES AND OTHER TENANT AREAS

Cleaning and additional cleaning operations shall be scheduled so that an absolute minimum number of lights are to be left on all times. Upon completion of the cleaning, all lights must be turned off. All doors shall be closed and locked if applicable.

Nightly

➢	Litter shall be removed from all floor surfaces. All carpeting and rugs are to be vacuum-cleaned using an approved rotary-type vacuum cleaner one (1) time per week.

➢	Dust all furniture nightly.

➢	Remove regular office trash from office areas and bring to the central collection point.

➢	Damp-wipe all telephones as necessary with approved cleaner/disinfectant.

➢	Keep slop sink clean and polished. Janitorial rooms are to be kept in a neat and orderly condition at all times.

➢	Clean all water fountains and coolers, Remove all fingerprints from all painted surfaces near light switches and entrance doors.

Weekly

➢	Dust all baseboards, accessible convector covers/sills and chair rails.

Monthly

➢	All stone, ceramic tiles, marble, terrazzo and other un-waxed flooring to be swept, dusted and washed once a month.

➢	All linoleum, vinyl, rubber VCT tile and other similar types of flooring to be swept monthly using approved dust-down preparation.

Quarterly

➢	Dust all picture frames, charts and similar hangings that are not reached in nightly cleaning.

➢	Dust all air conditioning louvers, grilles, etc. not reached in nightly cleaning.

BASE BUILDING LAVATORIES

Nightly

➢	Scour, wash, and disinfect all toilet seats (both sides) basins, bowls, and urinals throughout.

➢	Sweep and wash all lavatory floors using proper cleaner/disinfectants.

➢	Wash all mirrors, powder shelves, bright work, and enameled surfaces in all lavatories.

➢	Hand dust all clean, washing where necessary, all partitions, dispensers, and receptacles in all lavatories and rest rooms.

➢	Empty waste, wipe clean and polish all receptacles and remove paper to designated areas.

➢	Fill soap dispenser systems.

➢	Supply and service all disposable paper product dispensers.

➢	Empty and clean sanitary disposal receptacles.

➢	Clean and wash all receptacles and dispensers with a cleaning/disinfectant solution.

➢	Remove fingerprint marks from painted surfaces.

Weekly

➢	Clean and wash all partitions with disinfectant once a week, more frequently if necessary.

Monthly

➢	Machine scrub floors once a month.

➢	Hand-dust, clean, and wash all tile walls.

➢	High dusting, which will include lights, walls, and grilles.

WINDOW CLEANING

➢	Wash the interior and exterior of all building windows four times per year.

-	Does not include glass office fronts or glass doors.

EXHIBIT C

Service Charge Rates

Macklowe Management LLC

2016 Service Charge Rates

400 Madison Avenue

EFFECTIVE 1/1/2016

Each Bin
		$85.00	PLUS TAX
Garbage Removal Rubbish (paper, books & Office refuse) Other (furniture, computers, office equipment & misc. debris)		* Please contact Property Management office for pricing

2nd Floor Conference Rooms Conference Room “A” (Videoconferencing/Data Sharing) 2nd Floor Tenant Event (Lounge & Conference Room)		Per Hour $200.00 $500.00	PLUS TAX PLUS TAX

Freight Elevator Service After hours weekdays (after 5:00pm or before 8:00am) Weekends (4 hour minimum)		Per Hour $109.00 $109.00	4 HOUR MIN.

Overtime Air Conditioning Per A/C Zone (2 hour minimum)		Per Hour $100.00

Security Access New or Replacement Suite Door/Men’s or Ladies’ Room Keys (10-Key Min.) New or Replacement Key Fobs		Each $7.00 $38.00	10 KEY MIN.

Other Labor	Straight Time Per Hour	Overtime Per Hour
Superintendent Handymen Porter Fire Safety Director Security Guard	$74.00 $71.00 $64.00 $74.00 $52.00	$110.00 $107.00 $96.00 $111.00 $78.00	PLUS TAX PLUS TAX PLUS TAX PLUS TAX

Previous Rate Change: 1/1/2016

EXHIBIT D

Form of Letter of Credit

[BankName]	[Bank Name]
[Bank Address]	ISSUE DATE: [ ]
L/C NO.: [ ]
Cable Address: [ ]
Advising Bank ***************DIRECT*******************	APPLICANT: [ ]
Beneficiary
400 MADISON HOLDINGS, LLC	AMOUNT: USD[ ]
c/o ASB CAPITAL MANAGEMENT, LLC
7501 WISCONSIN AVENUE, SUITE 1300W	[AMOUNT IN WORDS]
BETHESDA, MD 20814	(UNITED STATES DOLLARS)

GENTLEMEN:

WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. [            ] IN YOUR FAVOR

FOR AN AGGREGATE AMOUNT NOT TO EXCEED THE AMOUNT INDICATED ABOVE, EXPIRING AT OUR COUNTERS IN NEW YORK WITH OUR CLOSE OF BUSINESS ON [                                ].

THIS LETTER OF CREDIT IS AVAILABLE WITH [BANK NAME], NEW YORK AGAINST PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [BANK NAME], NEW YORK WHEN ACCOMPANIED BY THE DOCUMENTS INDICATED HEREIN.

BENEFICIARY’S DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF ITS OFFICIALS READING: “THE AMOUNT OF THIS DRAWING USD.................. UNDER [BANK NAME] LETTER OF CREDIT NUMBER [                ] REPRESENTS FUNDS DUE US AS [(APPLICANT)] HAS FAILED TO MEET ITS OBLIGATIONS UNDER A LEASE AGREEMENT BETWEEN [(APPLICANT)], AS TENANT, AND [(BENEFICIARY)] AS LANDLORD.”

ALL CORRESPONDENCE AND ANY DRAWINGS PRESENTED ARE TO BE DIRECTED TO OUR OFFICE AT [BANK ADDRESS, DEPARTMENT AND TELEPHONE #’(s)].

IT IS A CONDITION OF THIS IRREVOCABLE LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE YEAR FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST 30 DAYS PRIOR TO SUCH DATE WE SEND YOU NOTICE IN WRITING BY REGISTERED MAIL OR HAND DELIVERY AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. HOWEVER, IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND THE FINAL EXPIRY DATE OF [                                .] ANY SUCH NOTICE SHALL BE EFFECTIVE WHEN SENT BY US AND UPON SUCH NOTICE TO YOU, YOU MAY DRAW DRAFTS ON US AT SIGHT FOR AN AMOUNT NOT TO EXCEED THE BALANCE REMAINING IN THIS LETTER OF CREDIT WITHIN THE THEN APPLICABLE EXPIRY DATE, ACCOMPANIED BY YOUR DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF YOUR OFFICIALS READING: “THE AMOUNT OF THIS DRAWING USD......... UNDER [BANK NAME] LETTER OF CREDIT NUMBER [                            ] REPRESENTS FUNDS DUE US AS WE HAVE RECEIVED NOTICE FROM [BANK NAME] OF THEIR DECISION NOT TO EXTEND LETTER OF CREDIT NUMBER [                                ] FOR AN ADDITIONAL YEAR.”

Authorized Signature

.....CONTINUED....

[Bank Name]	[Bank Name]
[Bank Address]	ISSUEDATE: [ ]
L/C NO.: [ ]
Cable Address: [ ]

Advising Bank ***************DIRECT*******************	APPLICANT:[ ]
Beneficiary 400 MADISON HOLDINGS, LLC	AMOUNT: USD[ ]
c/o ASB CAPITAL MANAGEMENT, LLC 7501 WISCONSIN AVENUE. SUITE 1300W	AMOUNT IN WORDS]
BETHESDA, MD 20814	(UNITED STATES DOLLARS)

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) AND [BANK NAME) ONLY IS AUTHORIZED TO ACT AS THE TRANSFERRING BANK.

WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF CREDIT TOGETHER WITH ANY AMENDMENTS AND A SIGNED AND COMPLETED TRANSFER FORM SATISFACTORY TO US IS RECEIVED BY US. TRANSFER FEES ARE FOR THE ACCOUNT OF THE APPLICANT.

TRANSFER FORMS ATTACHED.

THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORMS MUST BE VERIFIED BY YOUR BANK.

IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE.

THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

PARTIAL DRAWINGS ARE ALLOWED.

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US.

WE HEREBY ISSUE THIS STANDBY CREDIT IN YOUR FAVOR. IT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION INTERNATIONAL CHAMBER OF COMMERCE, PARIS, FRANCE PUBLICATION NO. 600) AND ENGAGES US IN ACCORDANCE WITH THE TERMS THEREOF. THE NUMBER AND THE DATE OF OUR CREDIT AND THE NAME OF OUR BANK MUST BE QUOTED ON ALL DRAFTS REQUIRED.

Authorized Signature

New York, New York
[BANK NAME]
[BANK ADDRESS]

ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT

RE:	LETTER OF CREDIT NO. [ ]
ISSUED BY: [BANK NAME], NEW YORK

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

[NAME OF TRANSFEREE]

[ADDRESS]

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER. ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ADVICE OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

YOURS VERY TRULY, SIGNATURE OF BENEFICIARY

SIGNATURE GUARANTEED AND IS IN CONFORMITY TO THAT ON FILE WITH US AS TO SIGNER’S AUTHORIZATION FOR THE EXECUTION OF THESE INSTRUMENTS.

BANK:
BY:
TITLE:

THIS FORM MUST BE EXECUTED IN DUPLICATE.

EXHIBIT E

Owner’s Initial Work

Pursuant to Article 50 of this lease, Owner agrees, at its sole cost and expense, to perform in the Demised Premises the work substantially as shown on the plan attached hereto as Exhibit E-1 and made a part hereof (the “Owner’s Initial Work Plan”), all of which shall be of material, design, capacity, finish and color adopted by Owner for the Building, unless otherwise indicated, including, without limitation, the following:

1.	Combine the corner office and the office immediately to its west to create a single office, substantially as shown on the Owner’s Initial Work Plan.

2.

Combine the two (2) southerly-most offices on the eastern side of the Demised Premises (i.e., overlooking Madison Avenue) to create a single larger room, substantially as shown on the Owner’s Initial Work Plan.

3.	Provide a new Building-standard pantry, substantially as shown on the Owner’s Initial Work Plan.

4.

Paint the Demised Premises using Building-standard paint (Tenant to choose a color paint from a book of Building-standard colors maintained in the Building’s management office, subject to Owner’s consent, which shall not be unreasonably withheld).

5.

Install Building-standard carpeting in the carpeted areas of the Demised Premises (Tenant to choose a color carpeting from a book of Building-standard carpeting maintained in the Building’s management office, subject to Owner’s consent, which shall not be unreasonably withheld).

Note:

Tenant shall respond within three (3) business days to each request made by Owner for additional information necessary for Owner to complete the Owner’s Initial Work. Each day beyond the expiration of such 3-business-day period that Tenant shall fail to provide the necessary information requested by Owner shall constitute a day of Tenant’s Delay. In addition, if Tenant shall fail to provide such necessary information beyond the date which is seven (7) business days after Owner’s request, then Owner may upon notice to Tenant, complete the work for which such information was necessary, in the manner determined by Owner, provided that Owner shall do so in a manner consistent with the Owner’s Initial Work Plan and good construction practice.

Exhibit E-1

Owner’s Initial Work Plan

[See attached]

This floor plan is annexed to and made a part of this lease solely to indicate the Owner’s Initial Work to be performed within the Demised Premises. All areas, conditions, dimensions and locations are approximate.

Note: Furniture and equipment shown on Owner’s Initial Work Plan is for reference only and is not part of Owner’s Initial Work, nor is any to be provided by Owner. All furniture and equipment is to be provided by Tenant at its expense, subject to payment of the Terrace Allowance as provided in this lease.

CONSTRUCTION PLAN LEGEND

- EXISTING PARTITION TO BE REMOVED
- NEW SHEET ROCK PARTITION
- EXISTING PARTITION & BUILDING CORE TO REMAIN
- EXISTING GLASS PARTITION

GENERAL NOTES:

1. PAINT THROUGHOUT PREMISE.
2. F&I CARPET THROUGHOUT PREMISE.
   - CARPET SPECIFICATION: BENTLEY PRINCE STREET, ARCADE LEGEND, COLOR: CYBER INVADER
3. F& I BUILDING STANDARD 12" X 24" STONE TILE AT ENTRY (AS NOTED). PROVIDE STONE SADDLE AS REQUIRED.
4. F&I VCT AT STORAGE IT ROOM.
   VCT SPECIFICATION: VCT AT STORAGE/IT ROOM 24" X 24" VCT TILE STANDARD GRANIT, 419 FORTLAN GREY
5. F&I VCT AT STORAGE IT ROOM.
   VCT SPECIFICATION: MANNINGTON, SPACIA SOFTUNE, COLOR: CHARCOAL, 18"X18"
6. F&I BASE THROUGHOUT PREMISE:
   -BASE SPECIFICATION: 2 1/2" HIGH 1/8" GAUGE JOHNSONITE STRAIGHT WALL BASE AT CARPET AND COVED WALL BASE VCT, COLOR TBD.
7. F&I BUILDING STANDARD PANTRY, COLOR: TBD, WITH FULL HEIGHT REFRIGERATOR, DISHWASHER AND MICROWAVE.
8. COMFORT BALANCE PREMISE AFTER ANY REQUIRED MODIFICATIONS.
9. ALL EXISTING CONDITIONS TO REMAIN U.O.N.
10. PATCH/LAMINATE/PREP EXISTING PARTITIONS AS REQUIRED FOR SMOOTH FINISH.
11. PROVIDE ALTERNATE COST FOR SPRINKLER COVERAGE THROUGHOUT.
12. PROVIDE FIRE ALARM DEVISE AT LIBRARY AS REQUIRED.
13. RELAMP EXISTING LIGHT FIXTURES AS REQUIRED.
14. EXISTING CEILING GRID TO REMAIN. REPLACE EXISTING CEILING TILE.
15. PROVIDE UNIT COST TO F&I THE FOLLOWING:
    A. DUPLEX OUTLET
    B. DATA OUTLET
    C. DEDICATED OUTLET
    D. CORE DRILL/WITH FLOOR MOUNTED BOX
    E. POWER/DATA FURNITURE WHIP.

F& I BUILDING STANDARD STONE FLOOR AT RECEPTION.
F& I BUILDING STANDARD PANTRY
F& I (1) RECESSED DUPLEX, (1) RECESSED CABLE OUTLET MOUNTED AT 65" AFF. PROVIDE SURFACE MOUNTED PLYWOOD PAINTED TO MATCH WALL COLOR.
MODIFY EXISTING FLOOR BOX WITH NEW, SPECIFICATION, LEGRAND EVOLUTION SERIES POKE THRU DEVICE. COLOR: TBD.
CATV
EXISTING CONFERENCE ROOM
IT RM
EX.OFFICE
STORAGE CLOSET
LIBRARY
EX. OFFICE
EX. OFFICE
EX. OFFICE
OFFICE
MADISON AVE
EAST 45TH STREET
F& I POWER OUTLET/DATA OUTLET.

– ALL DIMENSIONS AND CONDITIONS ARE – APPROXIMATE AND SUBJECT TO FIELD VERIFICATION

PROPOSED FLOOR PLAN SUITE 8F DATE: 03.22.16 DWG. NO.: LE-01	ASB CAPITAL MANAGEMENT 400 MADISON AVENUE SUITE 8F	LOFFREDO BROOKS ARCHITECTS P.C. 118 WEST 22ND STREET - 4TH FLOOR NEW YORK CITY, NEW YORK 10011 TEL 212.679.7729 FAX 212.725.8914 E.MAIL INFO@LBARCH.COM

Exhibit F

HVAC Specifications

[See attached]

400 MADISON HVAC SPECIFICATIONS

HEATING, VENTILATION AND AIR CONDITIONING SYSTEMS

1.	HVAC Design Criteria:

Temperature and Humidity Design Conditions

Summer:	Outdoor Indoor	89°F dry bulb. 73°F wet bulb 78°F dry bulb

Winter:	Outdoor Indoor	15°F dry bulb 70°F dry bulb (no humidity control)

Cooling Load Conditions

People:	One person per 100 usable sq. ft.

Outside Air Quality:	0.13 cfm per usable sq. ft. (New York City Ventilation Code)